Exhibit 99.1

NEWS RELEASE

MURPHY OIL CORPORATION ANNOUNCES STRATEGIC DEEP WATER,

OIL-WEIGHTED GULF OF MEXICO ACQUISITION

Accretive Cash Flow Generating Acquisition that Increases Operatorship in the Region

Murphy Continues Strategic Multi-Year Transformation

EL DORADO, Arkansas, April 23, 2019 – Murphy Oil Corporation (NYSE: MUR) announced today that its wholly owned subsidiary, Murphy Exploration & Production Company – USA (“Murphy”), has entered into a definitive agreement to acquire deep water Gulf of Mexico assets from LLOG Exploration Offshore, L.L.C. and LLOG Bluewater Holdings, L.L.C., (“LLOG”). The accretive, cash flow providing Gulf of Mexico assets currently produce approximately 38,000 barrels of oil equivalent per day net (Boepd) and are expected to add approximately 66 million barrels of oil equivalent net (Mmboe) of Proven (1P) reserves and 122 Mmboe of Proven and Probable (2P) reserves1. The transaction will have an effective date of January 1, 2019 and is expected to close in the second quarter, subject to normal closing adjustments.

Murphy will pay a cash consideration of $1.375 billion. Additional contingent consideration payments are based on the following: up to $200 million in the event that revenue from certain properties exceeds certain contractual thresholds between 2019 and 2022; $50 million following first oil from certain development projects.

The acquisition will be funded by a combination of cash on hand and availability under the company’s $1.6 billion revolving credit facility. Total outstanding borrowings under the revolving credit facility, including the current balance of $325 million, are expected to be fully repaid immediately following the closing of the previously announced $2.127 billion divestiture of Murphy’s Malaysian assets. The company still intends to execute the previously announced $500 million share repurchase program, expiring on December 31, 2020, of which $300 million is planned in the first tranche, with the remaining $200 million expected in the second tranche. The previously announced $750 million debt repayment has been revised to only include the $325 million that was drawn on the revolving credit facility as the company will no longer plan to repurchase or redeem outstanding senior notes at this time.

TRANSACTION HIGHLIGHTS

The acquired assets will be fully owned by Murphy and not part of MP Gulf of Mexico, LLC (“MP GOM”), the entity which currently owns all of Murphy’s producing Gulf of Mexico assets.

•	Adds approximately 32,000 to 35,000 net Boepd on an annualized basis for full year 2019 to Murphy’s Gulf of Mexico production, comprised of approximately 60 percent oil

•	Total Murphy Gulf of Mexico full year annualized 2019 production is anticipated to be approximately 85,000 net Boepd, excluding non-controlling interest

•	Increases deep water offshore footprint with the addition of 26 Gulf of Mexico blocks containing seven producing fields, four development projects with future start-ups, in the Mississippi Canyon and Green Canyon areas

•	Expands operated production throughout Gulf of Mexico to 66 percent of daily production, an increase from the current 49 percent, excluding non-controlling interest

•	Lease operating expense for acquired assets of approximately $10 to $12 per barrel of oil equivalent

•	Adds approximately 66 Mmboe of Proven (1P) reserves and 122 Mmboe of Proven and Probable (2P) reserves[1], of which 72 percent is oil

“This immediately accretive transaction continues to strengthen our Gulf of Mexico portfolio by adding quality assets at a very attractive price. We expect these newly acquired assets to generate meaningful cash flow over the next several years that will provide us with additional flexibility for future capital allocation,” stated Roger W. Jenkins, President and Chief Executive Officer. “Since selling our refining business and successfully spinning-out our retail gasoline business over five years ago, we have implemented significant strategic changes in revamping Murphy’s portfolio. Specifically, over the last few months alone we have increased our deepwater, oil-weighted, tax advantaged, Gulf of Mexico assets while we simplified our company by divesting our Malaysian portfolio, again at a very attractive price. What I am most proud of is that through these transactions we have created significant shareholder value. As a result, we have increased our ability to generate meaningfully more cash flow in our long term plan as Murphy is now positioned to grow oil production with an overall compound annual growth rate of seven to nine percent, all while maintaining our compelling dividend, repurchasing our stock, and decreasing our debt levels.”

ATTRACTIVE ACQUISITION METRICS

The acquisition cost of the acquired asset is approximately $20.75 per barrel of oil equivalent (BOE) for the estimated Proven (1P) reserves and approximately $11.25 per BOE for estimated Proven and Probable (2P) reserves. The implied cost per flowing barrel of oil equivalent, based on current production, is approximately $36,200 per BOE.

An investor presentation is available on the company’s website at www.murphyoilcorp.com.

CONFERENCE CALL AND WEBCAST SCHEDULED FOR APRIL 23 2019

Murphy will host a conference call and webcast to discuss the transaction on April 23, 2019, at 9:00 a.m. (EDT). The call can be accessed either via the Internet through the Investor Relations section of Murphy’s website at http://ir.murphyoilcorp.com or via the telephone by dialing toll free 1-888-396-8049, reservation number 37858321.

Scotia Capital (USA) Inc. and Baker Botts L.L.P. are serving as advisors to Murphy on the transaction.

Barclays is serving as exclusive financial advisor and Jones Walker LLP, Gieger, Laborde, & Laperouse, LLC and Kirkland & Ellis LLP are serving as legal advisors to LLOG on the transaction.

1Transaction reserves are based on internal engineering estimates as of January 1, 2019, using strip prices in effect on April 3, 2019.

ABOUT MURPHY OIL CORPORATION

Murphy Oil Corporation is a global independent oil and natural gas exploration and production company. The company’s diverse resource base includes production from North America onshore plays in the Eagle Ford Shale, Kaybob Duvernay, Tupper Montney and Placid Montney, as well as offshore Gulf of Mexico, Canada and Southeast Asia. Additional information is available on the company’s website www.murphyoilcorp.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”,

“objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to: our ability to complete the acquisition of the Gulf of Mexico assets or the Malaysia divestiture due to the failure to obtain regulatory approvals, the failure of the respective counterparties to perform their obligations under the relevant transaction agreements, the failure to satisfy all closing conditions, or otherwise, increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; natural hazards impacting our operations; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; and adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

Murphy Investor Contacts:

Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107

Bryan Arciero, bryan_arciero@murphyoilcorp.com, 832-319-5374

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